Exhibit 10.1 [***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED PURSUANT TO ITEM 601(b) OF REGULATION S-K BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. €9,476,157.60 SECURED PROMISSORY NOTE September 22, 2025 Sacramento, California Origin Closures, LLC, a Delaware corporation with a principal office in California (“Maker”) promises to pay in the manner and on or before the date specified below to the order of Starlinger & Co Gesellschaft m.b.H., (“Holder”) at such place as Holder may reasonably request, in lawful money of the European Union, the principal sum of NINE MILLION FOUR HUNDRED SEVENTY SIX THOUSAND ONE HUNDRED FIFTY SEVEN AND SIXTY CENTS/100 (€9,476,157.60), subject to an annual interest rate of 10.56% to be paid in installments of principal and interest as set forth on Annex A attached hereto (the “Indebtedness”). This Secured Promissory Note (“Note”) is given by Maker in favor of Holder pursuant to that certain Contract No. [***] (including the General Terms of Delivery therein), executed as of May 21, 2025, by and between the Maker (as successor-in-interest to Origin Materials Operating, Inc.), as buyer, the Holder, as seller, and Origin Materials, Inc., as guarantor, as amended by that Amendment A to Contract No. [***] dated 20th August 2025 (the “Purchase Agreement”) relating to the purchase by Maker from Holder of certain GOODS (as defined and set forth in the Purchase Agreement). 1. Principal and interest shall be paid in installments as set forth on Annex A attached hereto, with all principal and accrued interest due and payable by the fourth anniversary date of this Note (the “Maturity Date”). 2. Purchase Money Security Interest. This Note, and the payment thereof, is subject to and secured by a security interest in the GOODS. The terms of the Security Agreement which is contained in Article 7 of the Purchase Agreement dated as of May 21, 2025 and attached hereto as Exhibit A, is hereby incorporate by reference. Those terms are reinstated for clarity, and this Note does not affect the rights of that Security Agreement and Security Interest granted thereunder. 3. Payment of this Note and any interest accrued thereon is guaranteed by Origin Materials, Inc., pursuant to that certain Guaranty Agreement of even date herewith (the “Guaranty”). 4. Subject to the cure rights set forth below, the occurrence of one or more of the following events shall be deemed to be an “Event of Default” under the terms of this Note: (a) Maker should make any assignment for the benefit of creditors or be

2 adjudged bankrupt or insolvent or any receiver, trustee, liquidator, conservator, or like officer be appointed to take custody, possession or control of any property of Maker; or (i) Maker shall file any Petition, Answer or other pleading in any proceeding under any Bankruptcy Code as now or hereafter in effect for the purpose of affording relief to debtors from their obligations or (ii) shall such a Petition be filed against Maker, and either such petition thereafter is granted by the applicable court or Maker consents to the granting of such petition. (b) Maker shall fail to make any payment hereunder when due. With respect to any default susceptible of cure, except a default under 4(b) above (for which there shall be [***] to cure), Maker shall have [***] following notice from Holder to cure any default hereunder (the “Cure Period”). Additionally, Maker will have a reasonable period, not to exceed [***] after the expiration of the applicable Cure Period (the “Extended Cure Period”) to cure any default which is susceptible of cure and which, for reasons not within the direct or indirect control of Maker, is not susceptible of cure within the Cure Period, provided that Maker promptly commences and diligently pursues its efforts to cure such default. 5. Subject to any applicable grace or cure period, if an Event of Default (as defined above) shall have occurred, Holder may, in addition to such other and further rights and remedies provided by law, (a) declare all amounts owed under this Note to be immediately due and payable; (b) provided that Holder shall have given Maker at least [***] prior notice, in writing, of Holder's intent to set off or hold funds or property of Maker, Holder may (i) set off the amount owing hereon against any amount owed now or hereafter by Holder to Maker, and (ii) hold as security for the payment hereof any property heretofore or hereafter delivered into the custody, control or possession of Holder for any reason whatsoever by any person liable for the payment hereof; or (c) seize or otherwise foreclose upon the Goods subject to Holder's Security Interest. 6. Unless an Event of Default has occurred and is continuing, all payments hereunder shall be applied first to late charges, costs of collection or enforcement and other similar amounts due, if any, under this Note, then to interest which is due and payable under this Note and the remainder to principal due and payable under this Note. If an Event of Default has occurred and is continuing, such payments may be applied to sums due hereunder in any order and combination that Holder may, in its sole discretion, determine. 7. Maker consents to any and all extensions of time, renewals, waivers or modifications that may be granted by Holder with respect to the payment or other provisions of this Note. 8. Holder may, without notice to or consent of Maker and without impairing or in any way affecting the liability of such person to Holder, (a) extend the time for payment of this Note; (b) alter any other term of this Note by agreement with Maker; and (c) release or settle or compromise with any other party liable for the payment hereof. 9. If this Note is referred to an attorney for collection, each party liable for the payment hereof agrees that Holder shall be entitled to collect reasonable attorney's fees for the cost of such collection.

3 10. This Note may be prepaid in whole or in part at any time prior to the Maturity Date by Maker without penalty. 11. This Note is binding upon Maker, its successors and assigns. 12. This Note and the rights and obligations of all parties hereto shall be subject to and governed by the laws of the State of Delaware and any action or proceeding which Holder may initiate with respect to this Note, shall, at Holder's option, be brought in and subject to the jurisdiction of any state or federal court of competent jurisdiction in the State of Delaware, to which jurisdiction Maker, by its execution hereof, hereby irrevocably consents. Maker irrevocably waives any objection, including without limitation, any objection to the laying of venue based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such jurisdiction. Nothing herein shall affect the right of Holder to serve process in any manner permitted by law, or limit the right of Holder to bring proceedings against Maker in the courts of any other jurisdiction. 13. Holder and Maker intend to comply at all times with all applicable usury laws. 14. This Note may not be changed or amended orally but only by an agreement in writing, signed by the party against whom enforcement is sought. This Note shall not be assignable, in whole or in part, by either Holder or Maker without the prior written consent of the other party. 15. Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Holder and handled by collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Holder except to the extent that actual cash proceeds of such instrument are unconditionally received by Holder and applied to amounts owing hereunder. 16. Holder expressly waives the requirement, and any claim for breach or default based on the requirement, set forth in Section 1.2.1 of the Purchase Agreement “to receive the signed Promissory Note as well as the signed Bill of Sale until 11th September 2025 at the latest.” [SIGNATURE PAGE FOLLOWS]

4 IN WITNESS WHEREOF, the parties have executed this Secured Promissory Note as of the date first written above. By: /s/ Harald Neumüller Name: Harald Neumüller Title: CSO Company: Starlinger & Co Gesellschaft m.b.H. By: /s/ Wolfgang Stidl Name: Wolfgang Stidl Title: CFO Company: Starlinger & Co Gesellschaft m.b.H. By: /s/ John Bissell Name: John Bissell Title: President Company: Origin Closures, LLC

ANNEX A

Schedule of installments

No.	Outstanding Amount (€)	Principal (€)	Interest (€)	Installment Amount (€)	Due Date
1	9 476 158.00	1 184 520.00	500 341.00	1 684 861.00	30.04.2026
2	8 291 638.00	1 184 520.00	437 798.00	1 622 318.00	31.10.2026
3	7 107 118.00	1 184 520.00	375 256.00	1 559 776.00	30.04.2027
4	5 922 598.00	1 184 520.00	312 713.00	1 497 233.00	31.10.2027
5	4 738 078.00	1 184 520.00	250 171.00	1 434 691.00	30.04.2028
6	3 553 558.00	1 184 520.00	187 628.00	1 372 148.00	31.10.2028
7	2 369 038.00	1 184 520.00	125 085.00	1 309 605.00	30.04.2029
8	1 184 517.60	1 184 517.60	62 543.00	1 247 060.60	31.10.2029
		€ 9 476 157.60	**€ 2 251 535.00**	**€ 11 727 692.60**	

5

6 EXHIBIT A